Exhibit 99.1


            SPECIAL MEETING OF SHAREHOLDERS
                FIRST ROBINSON BANCORP
            THIS PROXY IS SOLICITED BY THE
     BOARD OF DIRECTORS OF FIRST ROBINSON BANCORP

     The undersigned shareholder of First Robinson
Bancorp, Robinson, Ilinois, an Illinois corporation
("Robinson"), hereby appoints                and
     , and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of Robinson that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the principal office of The First National Bank in Robinson, 300 West Main Street, Robinson, Illinois, on
          , 1995, at ______ __.m., Robinson time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

     1. Proposal to approve an Amended Agreement of Merger and Plan of Reorganization, dated June 19, 1995, among AMBANC Corp., Robinson, FRB Corp., First
National, and Farmers' State Bank of Palestine, and the
Merger Agreement attached thereto.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

     2.   In their discretion, the proxies are
authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

     The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Prospectus/Proxy Statement accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU IN ITEM 1.
IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED
"FOR" ITEM 1.

                         Dated                  , 1995


                         Please insert date of signing.
                         Sign exactly as name appears
                         at left.  Where stock is
                         issued in two or more names,
                         all should sign.  If signing
                         as attorney, administrator,
                         executor, trustee or guardian,
                         give full title as such.  A
                         corporation should sign by an
                         authorized officer.

0002\10\S-4\PROXY